Exhibit 10.4

GRAFITI HOLDING INC.
2024 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of the Grant Date (defined below) by and between Grafiti Holding Inc., a British Columbia corporation (the “Corporation”) and [_______] (the “Participant”).

Grant Date:	[_______]
Exercise Price per Share:	$[_______]
Number of Option Shares:	[_______]
Total Exercise Price:	$[_______]
Type of Option (for U.S. Participants):	[Incentive Stock Option/Non-Qualified Stock Option]
Expiration Date:	[_______]

1. Grant of Option.

1.1 Grant; Type of Option. The Corporation hereby grants to the Participant an Option (the “Option”) to purchase the total number of shares of Common Stock of the Corporation equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Corporation’s 2024 Stock Incentive Plan (the “Plan”). If designated above as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Non-Qualified Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Plan Administrator, the Corporation or any parent corporation or subsidiary corporation or any of their respective employees or directors have any liability to the Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

1.2 Consideration; Subject to Plan. The grant of the Option is made in consideration of the services rendered or to be rendered by the Participant to the Corporation and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2. Exercise Period; Vesting.

2.1 Vesting Schedule. The Option will become vested and exercisable [_____]. Except as otherwise provided in Article 9 and Section 10.2(b) of the Plan, the unvested portion of the Option will not be exercisable on or after the Participant's Termination Date.

2.2 Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3. Termination. Notwithstanding anything contrary in Article 9 or Section 10.2(b) of the Plan, the Option shall remain exercisable until the Expiration Date and shall terminate and cease to be exercisable immediately following the Expiration Date.

4. Manner of Exercise.

4.1 Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant's death or incapacity, the Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Corporation an executed exercise notice in such form as is approved by the Plan Administrator from time to time (the “Exercise Notice”), which shall set forth, inter alia:

(a) the Participant's election to exercise the Option;

(b) the number of Shares being purchased;

(c) any restrictions imposed on the shares; and

(d) any representations, warranties and agreements regarding the Participant's investment intent and access to information as may be required by the Corporation to comply with applicable securities laws.

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Corporation verifying that such person has the legal right to exercise the Option.

4.2 Payment of Exercise Price. Subject to Section 4.5 of the Plan, the entire Exercise Price of the Option shall be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations:

(a) by certified cheque, wire transfer, bank draft or money order payable to the Corporation;

(b) through an arrangement with a broker approved by the Corporation (or through an arrangement directly with the Corporation) whereby payment of the Exercise Price is accomplished with the proceeds of the sale of Shares deliverable upon the exercise of the Option;

(c) through a Cashless Exercise (as described in Section 4.5(b) of the Plan);

(d) by any combination of the foregoing methods; or

(e) in any other form of legal consideration that may be acceptable to the Plan Administrator.

4.3 Withholding. In accordance with Section 8.2 of the Plan, as a condition to the issuance of any Shares subject to the Option, the Corporation may withhold, or require the Participant to pay or reimburse the Corporation for, any taxes which the Corporation determines are required to be withheld under federal, state or local law in connection with the exercise of the Option. In this regard, Participant may satisfy such tax-withholding obligation:

(a) by certified cheque, wire transfer, bank draft or money order payable to the Corporation;

(b) through an arrangement with a broker approved by the Corporation (or through an arrangement directly with the Corporation) whereby payment of the required tax-withholding is accomplished with the proceeds of the sale of Shares deliverable upon the exercise of the Option;

(c) having the Corporation withhold Shares deliverable on exercise of the Option having a Fair Market Value on the date of exercise of the Option equal to the required tax withholding imposed on exercise of the Option (not to exceed maximum statutory rates);

(d) by tendering previously acquired Shares having an aggregate Fair Market Value as of the date of exercise of the Option equal to the required tax withholding imposed on exercise of the Option (not to exceed maximum statutory rates);

(e) by any combination of the foregoing methods; or

(f) in any other form of legal consideration that may be acceptable to the Plan Administrator.

4.4 Issuance of Shares. Provided that the Exercise Notice and payment are in form and substance satisfactory to the Corporation, the Corporation shall issue the Shares registered in the name of the Participant, the Participant's authorized assignee, or the Participant's legal representative which shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Corporation or of a duly authorized transfer agent, or other appropriate means as determined by the Corporation.

5. No Right to Continued Service Relationship; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Corporation. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Corporation to terminate the Participant at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Shares subject to the Option unless and until certificates representing the Shares have been issued by the Corporation to the holder of such Shares, or the Shares have otherwise been recorded on the books of the Corporation or of a duly authorized transfer agent as owned by such holder.

6. Transferability. Except as otherwise authorized by Section 3.8 of the Plan, the Option is not transferable by the Participant other than to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7. Change in Control. Subject to the terms of Section 10.2 of the Plan, in the event of a Change in Control, the Plan Administrator may, without the consent of the Participant, take such steps as it deems necessary or desirable, including to cause: (a) the conversion or exchange of any outstanding and unexercised portion of the Option into or for rights or other securities of substantially equivalent value, as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from a Change in Control; (b) any outstanding and unexercised portion of the Option to vest and become exercisable, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Plan Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (c) the termination of the Option in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of the Option as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Plan Administrator determines in good faith that no amount would have been attained upon the exercise or settlement of the Option, then the Option may be terminated by the Corporation without payment); (d) the replacement of the Option with other rights or property selected by the Board in its sole discretion where such replacement would not be materially adverse to the holder, in the Plan Administrator’s sole discretion; or (e) any combination of the foregoing.

8. Adjustments. The Shares subject to the Option may be adjusted or terminated in any manner as contemplated by the Plan.

9. Tax Liability and Withholding. Notwithstanding any action the Corporation takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Corporation (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant's liability for Tax-Related Items.

10. Compliance with Law. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Corporation and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Corporation's Shares may be listed. No Shares shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel. The Participant understands that the Corporation is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11. Notices. Any notice required to be delivered to the Corporation under this Agreement shall be delivered either personally or by e-mail or mail, postage prepaid, addressed as follows:

Grafiti Holding Inc.
c/o Norton Rose Fulbright Canada LLP

510 W Georgia St #1800, Vancouver, BC V6B 0M3, Canada
Attention: Chief Financial Officer.

Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant's address as shown in the records of the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally or by e-mail, on the date of delivery, and if sent by mail, on the fifth Business Day following the date of mailing. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.

12. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada, without any reference to conflicts of law rules.

13. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Corporation to the Plan Administrator for review. The resolution of such dispute by the Plan Administrator shall be final and binding on the Participant and the Corporation.

14. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Corporation's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the Plan Administrator shall have sole discretion to determine the prevailing provision and interpretation thereof.

15. Successors and Assigns. The Corporation may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

16. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Corporation at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Corporation. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's service with the Corporation.

18. Amendment. The Plan Administrator has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement without the Participant's consent.

19. No Impact on Other Benefits. The value of the Participant's Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar benefit.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Grafiti Holding Inc.

By
Name:
Title:

By
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